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                                  EXHIBIT 11


       Statement Re: Computation of Net Income per Share of Common Stock

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                                                                        For the Year Ended  December 31,
                                                             ----------------------------------------------------
                                                                2000                   1999              1998
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
Net income                                                  $  6,733,000        $  5,761,000        $  6,001,000

   Weighted average common shares outstanding                  5,719,000           5,470,000           5,872,000
                                                            ------------        ------------        ------------
   Basic earnings per share                                 $       1.18        $       1.05        $       1.02
                                                            ============        ============        ============

   Weighted average common shares outstanding                  5,719,000           5,470,000           5,872,000
   Common stock equivalents due to
     effect of stock options                                      74,000             133,000             254,000
                                                            ------------        ------------        ------------

   Weighted average common shares
     and equivalents                                           5,793,000           5,603,000           6,126,000

   Diluted earnings per share                               $       1.16        $       1.03        $       0.98
                                                            ============        ============        ============
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